EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this annual report on Form 10-KSB of our report dated November 14, 2003, except for Note A “Restatement of Financial Statements”, Note L and Note E as to which the dates are January 22, 2004, March 15, 2004 and March 18, 2004, respectively on our audits of the consolidated financial statements of Americas Power Partners, Inc. as of June 30, 2003 and for the years ended June 30, 2003 and 2002.

/S/ BLACKMAN KALLICK BARTELSTEIN LLP

Chicago, Illinois